EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated January 23, 1998, except for Note 10, for which the date is April 17, 1998, with respect to the consolidated financial statements of Fullerton Industries, Inc., included in the Registration Statement (Form S-1 No. 333-53193) of Metals USA, Inc. for the registration of 1,503,384 shares of Metals USA, Inc. common stock.

                                                         Ernst & Young LLP

Chicago, Illinois
June 10, 1998